                                                                     EXHIBIT 4.7

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. HP-2                                             Right to Purchase 1,384,658
                                                          Shares of Common Stock
                                                          of The viaLink Company

                               THE VIALINK COMPANY

                          COMMON STOCK PURCHASE WARRANT

                                                                April 10, 2001


         The viaLink Company, a Delaware corporation (the "Company"), hereby certifies that, for value received, Hewlett-Packard Company, a Delaware corporation ("HP"), or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. (Dallas, Texas time), on April 10, 2006, up to that number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value that shall equal 1,384,658. The purchase price per share of the Warrant Shares shall be equal to $3.75 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Business Day" means any day except a Saturday or a Sunday or other day on which the National Market (as hereinafter defined), or any national securities exchange on which the Common Stock (as hereinafter defined) is traded or admitted for unlisted trading privileges, is closed for trading.

                  (b) The term "Company" shall include The viaLink Company, and any corporation which shall succeed to, or assume the obligations of, The viaLink Company hereunder.

                  (c) The term "Common Stock" includes the Company's common stock, $0.001 par value, as authorized on April 10, 2001, and/or any Other Securities into which or for which the Warrant Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (d) The term "Fair Market Value" per share of Common Stock means:

                           (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market over the five consecutive Business Days immediately preceding the date of determination or, if the last reported sale price information is not available for such days, the average of the mean of the closing bid and asked prices for such days on such exchange or on the National Market;

                           (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the mean of the last bid and asked prices reported over the five consecutive Business Days immediately preceding the date of determination (A) by the NASDAQ or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; and

                           (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Fair Market Value shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock, as such price shall be determined by mutual agreement of the Company and HP. If HP and the Company are unable to agree on such Fair Market Value, the Company shall select a pool of three independent and nationally-recognized investment banking firms from which HP shall select one such firm to appraise the fair market value of the Common Stock and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company and HP in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

                  (e) The term "Other Securities" refers to any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to shares of the Company's common stock, $.001 par value per share, as authorized on April 10, 2001, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of the Company's common stock, $.001 par value per share, as authorized on April 10, 2001, or Other Securities pursuant to Section 4 or otherwise.

                  1.       Exercise of Warrant.

                  1.1 Full Exercise. This Warrant may be exercised at any time after the date hereof during normal business hours before its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by bank cashier's check payable to the order of the Company or by wire transfer, in the amount obtained by multiplying the number of shares of Common Stock and/or Other Securities for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.2 Partial Exercise. This Warrant may be exercised at any time during normal business hours after the date hereof before its expiration in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock and/or Other Securities designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, filling in the aggregate on the face or faces thereof the number of shares of Common Stock and/or Other Securities for which such Warrant or Warrants may still be exercised.

                  1.3 Company Acknowledgment. The Company will, at the time of any exercise of this Warrant, upon the written request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant hereto and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

                  1.5 Net Issue.

                           (a) Election. The holder hereof may elect to receive,
without the payment by the holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto, duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder hereof such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    X=Y(A-B)
                                      ------
                                        A

         where X= the number of shares to be issued to the holder hereof pursuant to this Section 1.5.

         Y= the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.5.

         A= the Fair Market Value of one share of Common Stock as of the time the net issue election is made pursuant to this Section 1.5.

         B= the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.5.

                  2. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

                  3. Adjustments for Stock Splits and Subdivisions. In the event the Company at any time shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

                  4. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

                  5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its chief financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of capital stock (or, to the extent not constituting Common Stock, Other Securities) issued or sold or deemed to have been issued or sold,
(b) the number of shares of each class or series of capital stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock (and, to the extent not constituting Common Stock, Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

                  6. Registration Rights. The holder(s) of this Warrant and any other Warrants issued pursuant to the terms hereof from time to time shall be entitled to the registration rights in respect thereof as provided in the Shareholder Agreement between the Company and HP, dated February 4, 1999, as amended on April 10, 2001 (the "Shareholder Agreement"), in accordance with the terms thereof.

                  7. Notices of Record Date, etc. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or, to the extent not constituting Common Stock, Other Securities) shall be entitled to exchange their shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which any such action is to be taken.

                  8. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) from time to time issuable upon the exercise of this Warrant.

                  9. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, filling in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered; provided, however, that in no event will the Company be obligated to recognize or permit any transfer of this Warrant that would result in the assignor or any assignee receiving a Warrant exercisable with respect to 25,000 or fewer shares of Common Stock.

                  10. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  11. Remedies. [Deleted.]

                  12. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees, subject to the limitation on transfer set forth in
Section 9:

                  (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

                  (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

                  13. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

                  14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Texas, without regard to the conflicts of law principles thereof and, to the maximum extent practicable, will be deemed to call for performance in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  15. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (Dallas, Texas time), April 10, 2006.

                  16. Warrant Holders Not Deemed Shareholders. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock or, to the extent not constituting Common Stock, Other Securities that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued Common Stock or, to the extent not constituting Common Stock, Other Securities in accordance with the provisions hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                              THE VIALINK COMPANY

                              By:  /s/ WILLIAM P. CREASMAN
                                  ------------------------
                                  Name:  William P. Creasman
                                  Title: Vice President, Chief Financial Officer
                                         and General Counsel






                           [SIGNATURE PAGE TO WARRANT]

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

THE VIALINK COMPANY

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____________ shares (the "Shares") of Common Stock of The viaLink Company and herewith makes payment of $________ therefor, and requests that the certificate for such Shares be issued in the name of, and delivered to ______________________________, federal taxpayer identification number ______________________, whose address is
________________________________________.

         In connection with the exercise of this Warrant, the undersigned represents and warrants as follows:

                  (a) The undersigned is purchasing the Shares for the account of the undersigned and not as a nominee or agent, and the undersigned has no present intention of granting any participation in the same, and does not have any contract, undertaking, agreement or arrangement with any person to grant participation to such person or to any third person, with respect to any of such Shares;.

                  (b) The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The undersigned has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to undersigned or to which the Company has access.

                  (c) The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (d) The undersigned is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  (e) The undersigned agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Shares unless at that time either:

                           (1) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

                           (2)      a registration statement under the
                                    Securities Act and all applicable state
                                    securities laws covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

                           (3) an authorized representative of the SEC and all applicable state securities agencies shall have rendered written advice to undersigned (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities agencies will take no action, or that the staff of the SEC and/or such state securities agencies will recommend that the SEC and such state securities agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                  (f) All certificates representing the Shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares but not as to the certificates for any part of such Shares as to which said legend is no longer required.


Dated:
      --------------------          -----------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    -----------------------------------------
                                    (Address)

Signed in the presence of:


--------------------------



                         ---------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto _____________ _________________________, federal taxpayer identification number ___________, whose address is _______________________
___________________________________________________, the right represented by the within Warrant to purchase ___________ shares of Common Stock of The viaLink Company to which the within Warrant relates, and appoints ___________________________ Attorney to transfer such right on the books of The viaLink Company with full power of substitution in the premises.


Dated:
      --------------------          -----------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    -----------------------------------------
                                    (Address)

Signed in the presence of:


--------------------------

                            NET ISSUE ELECTION NOTICE



TO:      THE VIALINK COMPANY                     Date:
                                                      -------------------------


         The undersigned hereby elects under Section 1.5 of the Warrant to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of:


                      ------------------------------------


                      ------------------------------------
          (Please Print Name, Address and Taxpayer Identification No.)


                      ------------------------------------


Name of holder of this Warrant or Assignee:
                                            ----------------------------------
                                                  (Please Print)

Address:


        -------------------------------


Signature:


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.